UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2012

DECISIONPOINT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54200	37-1644635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8697 Research Drive
Irvine, CA 92618
(Address of principal executive offices) (Zip code)

(949) 465-0065
(Registrant's telephone number, including area code)

  Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On July 31, 2012 (“Closing Date”), DecisionPoint Systems, Inc. ("Company”) entered into an asset purchase agreement (“Purchase Agreement”) with MacroSolve, Inc. (“Seller”).  Pursuant to the Purchase Agreement, the Company purchased the business (including substantially all the related assets) of the Seller’s Illume Mobile division (“Illume Mobile”), for a purchase price of $1,000,000, of which $250,000 was paid in cash and $750,000 was paid in the form of 617,284 shares of the Company’s common stock. The shares were valued at $1.215 per share based on the weighted-average trading price of the Company’s common stock over the twenty trading days prior to the Closing Date.  Pursuant to the Purchase Agreement, the Company may be required to make an additional payment  (“Additional Payment”) to the Seller of up to $500,000 of which 50% will be paid in cash, and 50% will be paid in shares of the common stock of the Company. The value of the shares will be based on the closing price of the Company’s common stock on the one year anniversary of the Closing Date. The Additional Payment will be paid within 30 days of the one year anniversary of the Closing Date, and will be determined as follows:

(a)  If Net Revenue (as defined in the Purchase Agreement) attributable to Illume Mobile, during the one year period commencing on the Closing Date) is $1,500,000 or less, the Additional Payment will be $0.

(b)  If Net Revenue is greater than $1,500,000 but less than $2,000,000, the Additional Payment will be $100,000.

(c)  If Net Revenue is at least $2,000,000 but less than $3,000,000, the Additional Payment will be equal to the sum of (i) $100,000 plus (ii) 40% of the excess of the Net Revenue amount over $2,000,000.

(d) If Net Revenue is $3,000,000 or more, the Additional Payment will be $500,000.

The Company paid Sigma Capital Advisors a fee of $45,000 for services provided in connection with the Purchase Agreement.

In connection with the Purchase Agreement, on the Closing Date, the Company and the Seller entered into a patent license agreement (“License Agreement”), pursuant to which the Seller granted the Company a non-exclusive license under a patent held by the Seller pertaining to information collection using mobile computers (“Licensed Patent”) to make, have made, sell, offer for sale or import any product or service which in the absence of the License Agreement would infringe upon at least one claim of the Licensed Patent (including specifically Seller’s ReForm™ Development Platform) in and into the United States and to practice the Licensed Methods (as defined in the License Agreement), in the United States, during the term of the Licensed Patent.  The Company agreed to pay the Seller a licensing fee/royalty payment of (i) 7.5% of Net Revenues (as defined in the License Agreement) received from the sale of Software Products (as defined in the License Agreement) and/or Licensed Methods, and (ii) 5% of Net Revenues from the sale of Custom Development Services (as defined in the License Agreement).  The Seller also granted to the Company an option to purchase a non-exclusive perpetual license under the Licensed Patent at a purchase price of $500,000.

In connection with the Purchase Agreement, on the Closing Date, the Company and the Seller entered into a non-competition and non-solicitation agreement (“Non-Competition Agreement”).  Pursuant to the Non-Competition Agreement, for a period of three years commencing on the Closing Date, the Seller agreed not to engage in activities in the United States and Canada competitive with the products sold by Illume Mobile as of July 31, 2012, and the Company agreed not to engage in activities in the United States and Canada competitive with the products sold by Seller (not related to the assets sold pursuant to the Purchase Agreement).  The Seller also agreed, for a period of three years, not to solicit or hire (unless such employee has been terminated by the Company) employees of the Company, and the Company agreed, for a period of three years, not to solicit employees of the Seller (except as contemplated by the Purchase Agreement).

In connection with the shares of common stock issued or issuable under the Purchase Agreement, the Company relied on Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

The descriptions of the terms of the Purchase Agreement, the License Agreement, and the Non-Competition Agreement do not purport to be complete and are qualified in their entirety by these agreements copies of which are included as Exhibits to this Report.

Item 2.01	Completion of Acquisition or Disposition of Assets.

See Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(a)  Financial Statements of business acquired.  The required financial statements will be filed no later than 71 calendar days after the date of the filing of this report on Form 8-K.

(b)  Pro forma financial information.  The required pro forma financial information will be filed no later than 71 calendar days after the date of the filing of this report on Form 8-K.

(c)  Shell Company Transaction

N/A

(d)  Exhibits

Exhibit Number	Description
2.1	Asset Purchase Agreement
10.1	License Agreement
10.2	Non-Competition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: August 6, 2012	By:	/s/ Roy A. Ceccato
Name: Roy A. Ceccato
Title: Vice President - Finance

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